Exhibit 99.1

Former Cerner Executive Joins Streamline Health® As Executive Vice President And Chief Operating Officer

David Sides To Oversee Operations, Solutions Development and Client Services

ATLANTA, Sept. 9, 2014 /PRNewswire/ — Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of transformational data-driven solutions to help healthcare providers reduce exposure to risk, enhance clinical, financial, and operational performance, and improve patient care, today announced the hiring of Mr. David Sides as Executive Vice President and Chief Operating Officer reporting directly to Robert E. Watson, President and CEO of Streamline Health, Inc.  Richard Nelli, who held the title of SVP and COO will assume the new role of SVP Strategy and Business Development.

Mr. Sides was most recently CEO of iMDSoft, a provider of clinical information systems and electronic medical records for critical, perioperative and acute care organizations.  During his tenure, Sides re-focused iMDSoft’s strategy to five core direct markets growing sales from under $16 million to over $36 million in less than two years.  Prior to that, Sides worked for 17 years at Cerner Corporation, serving as VP Managing Director of Cerner UK & Ireland, and later as SVP Worldwide Consulting.  He led Cerner’s professional services in 24 countries and was accountable for every implementation and all consulting work done by Cerner.  During his tenure in the professional services group at Cerner, he helped grow the business from $400 million in sales in 2008 to over $620 million in 2012, and along the way, early in his career worked directly with Bob Watson, Streamline’s President and CEO.

“I’ve known and admired David for a long time and have followed his career with great interest,” stated Robert E. Watson, President and CEO, Streamline Health Solutions, Inc. “I am very pleased to have David join our team to help us leverage the unique attributes of our Looking Glass™ platform.  With David in command of our operations, I will be free to drive our business forward by focusing more of my time and energy on our clients, our shareholders, our associates and our culture.”

“I’m convinced that Streamline Health has the right vision and the right solutions to lead this industry,” stated David Sides, EVP and Chief Operating Officer, Streamline Health, Inc.  “I’m excited to work with Bob again and to bring my relevant experience to help the team grow the company.”

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge - actionable insights that reduce exposure to risk, enhance operational performance, and improve patient care. Through our Looking Glass™ Platform we provide clients with meaningful, intelligent SaaS-based solutions from patient engagement to reimbursement. We share a common calling and commitment to advance the quality of life and the quality of healthcare - for society, our industry, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s expectations of future revenue, backlog, renewal sales and related expectations and assumptions.  These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development, key strategic alliances with vendors that resell the Company’s solutions, the ability of the Company to control costs, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:
Randy Salisbury
SVP, Chief Marketing Officer
(404)-229-4242
randy.salisbury@streamlinehealth.net